SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    January 24, 2011

CirTran Corporation
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Other Jurisdiction of Incorporation)

000-49654	68-0121636
(Commission File Number)	(IRS Employer Identification No.)

4125 South 6000 West, West Valley City, Utah	84128
(Address of Principal Executive Offices)	(Zip Code)

801-963-5112
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Entry into Forbearance Agreement and Amendment

On January 24, 2011, CirTran Corporation (the “Company”), certain of its subsidiaries listed below, and YA Global Investments (formerly known as Cornell Capital Partners, LP) (“YA”) finalized an amended and restated forbearance agreement (the “Forbearance Agreement”) and related agreements, which related to certain financing arrangements and agreements between the Company and YA and its predecessors.  The Forbearance Agreement was dated as of January 7, 2011, but the final conditions for closing were met on January 24, 2011.

Forbearance Agreement

An overview and summary of the Forbearance Agreement between the Company and YA, together with other agreements entered into in connection with the Forbearance Agreement, follows.  The summaries of the terms and conditions of the Forbearance Agreement and the other agreements do not purport to be complete, and are qualified in their entirety by reference to the full text of the agreements attached as exhibits hereto.

The Forbearance Agreement related specifically to three debentures issued by the Company to YA or its predecessor entities: a May 26, 2005, debenture in the principal amount of $3,750,000 (the “May Debenture”), a December 30, 2005, debenture in the principal amount of $1,500,000 (the “December Debenture”), and an August 23, 2006, debenture in the principal amount of $1,500,000 (the “August Debenture,” and collectively with the May Debenture and the December Debentures, the “Debentures”), together with certain other agreements entered into in connection with the issuance of the Debentures (collectively, the “Financing Documents”).

By way of background, on August 11, 2009, the Company and YA had entered into a prior forbearance agreement (the “Prior Agreement”), pursuant to which the Company had agreed to make certain payments pursuant to the Financing Documents, and YA had agreed to forbear from enforcing certain of its rights under the Financing Documents.  The current Forbearance Agreement amends and restates the Prior Agreement.

The parties to the new Forbearance Agreement are the Company; YA; and the following subsidiaries of the Company: Racore Network, Inc. (hereinafter, “Racore”); Cirtran - Asia, Inc. (hereinafter, “Asia”); CIRTRAN BEVERAGE CORP. (hereinafter, “Beverage”); Cirtran Media Corp. (hereinafter, “Media”); Cirtran Online Corp. (hereinafter, “Online”); Cirtran Products Corp. (hereinafter, “Products”); and Cirtran Corporation (Utah) (hereinafter, “Cirtran Sub,” and together with Racore, Asia, Beverage, Media, Online and Products, collectively, jointly and severally, the “Guarantors”).  The new Forbearance Agreement notes certain events of default under the Financing Documents, and notes that the Company and the Guarantors (collectively, the “Obligors”) had requested that YA forbear from enforcing its rights and remedies under the Financing Documents, and sets for the agreement between the Obligors and YA with respect to such forbearance.

Specifically, the Obligors agreed to waive any claims against YA, and released any such claims the Obligors may have had.  The Obligors also ratified their respective obligations under the Financing Documents, and agreed to the satisfaction of certain conditions precedent, including the following: payment of certain funds to YA at the time of execution of the Forbearance Agreement; the entry by Iehab Hawatmeh, President of the Company, into a Guaranty Agreement and a Pledge Agreement (both discussed below); the entry into a Ratification and Joinder Agreement by the Obligors (discussed below); the execution of a confession of judgment in a litigation matter between YA, the Company, and Katana Electronics, LLC (“Katana”); and the delivery of a new warrant (the “Warrant”) to YA (discussed below).

Additionally, the Obligors agreed to seek to obtain waivers from their respective landlords at their properties in Utah and Arkansas; agreed to seek to obtain deposit account control agreements from the Company’s banks and depository institutions; and to repay the Company’s obligations under the Debentures on the following schedule:

i.
$225,000.00, on or before the date of the Forbearance Agreement to be applied as follows (x) $75,000.00 in reimbursement of the legal fees and expenses incurred by the Lender as required by Paragraph 18, below, and (y) $150,000.00 applied first to accrued but unpaid interest and then to the principal balance of the Obligations;

ii.	$75,000.00 on February 1, 2011;
iii.	$75,000.00 on March 1, 2011;
iv.	$75,000.00 on April 1, 2011;
v.	$200,000.00 on May 1, 2011;
vi.	$200,000.00 on June 1, 2011;
vii.	$200,000.00 on July 1, 2011;
viii.	$200,000.00 on August 1, 2011;
ix.	$200,000.00 on September 1, 2011;
x.	$200,000.00 on October 1, 2011;
xi.	$200,000.00 on November 1, 2011;
xii.	$200,000.00 on December 1, 2011; and
xiii.
the remaining balance of the Obligations shall be paid in full in good and collected funds by federal funds wire transfer on or before the earlier of (i) the occurrence of a Termination Event (as defined in the Forbearance Agreement), or (ii) 3:00 P.M. (prevailing Eastern time) on December 31, 2011 (the “Termination Date”).

Pursuant to the Forbearance Agreement, the parties agreed that the Company, subject to the consent of YA, may choose to pay all or any portion of the payments listed above in common stock, with the conversion price to be used to determine the number of shares of common stock being equal to 85% of the lowest closing bid price of the Company’s common stock during the ten trading days prior to the payment date.

Because the Company has insufficient shares of authorized and unissued common stock, the Company further agreed that before April 20, 2011, the Company will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement to increase the number of authorized shares of the Common Stock to an amount of not less than three and one half billion (3,500,000,000) shares.  Following the proxy filing and approval process, the Company agreed to hold a shareholder meeting at which it will seek shareholder approval to increase its authorized capital.  The Company agreed that on or before July 31, 2011, the Company shall increase the number of authorized shares of its Common Stock to an amount of not less than three and one half billion (3,500,000,000) shares.

In exchange for the satisfaction of such conditions and agreements from the Obligors, YA agreed to forbear from enforcing its rights and remedies as a result of the existing defaults and/or converting the Debentures into shares of the Company’s common stock, until the earlier of (i) the occurrence of a Termination Event (as defined in the Forbearance Agreement), or (ii) the Termination Date, which is given as December 31, 2011.  Notwithstanding the foregoing, nothing contained in the Forbearance Agreement or the other Forbearance Documents will be deemed to constitute a waiver by YA of any default or event of default, whether now existing or hereafter arising (including, without limitation, the existing defaults listed in the Forbearance Agreement), and/or its right to convert the Debentures into shares of the Company’s common stock.

The Termination Events listed include the failure of the Company to make any payment as set forth when due or within 15 days of the applicable payment date, the failure of the Company to perform or comply with other terms and conditions of the Forbearance Agreement when due or within 15 days after receiving written notification from YA of such failure, and other listed events.

Guaranty Agreement and Pledge Agreement

In connection with the Forbearance Agreement, Mr. Hawatmeh entered into a Guaranty Agreement and a Pledge Agreement.  Pursuant to the Guaranty Agreement, Mr. Hawatmeh agreed to guarantee to YA the full payment and prompt performance of all of the obligations in the Forbearance Agreement.  Pursuant to the Pledge Agreement, Mr. Hawatmeh agreed to pledge a first priorty security interest in one-half of his membership units in Play Beverages, LLC (“PlayBev”) to secure the payment of the obligations under the Forbearance Agreement and the Guaranty Agreement.

Ratification and Joinder to Collateral Agreements

The Company, CirTran Sub, and the other Obligors also entered into a Ratification and Joinder to Collateral Agreements, pursuant to which CirTran Sub agreed to be bound by the terms and conditions of, and to be a party to, the Global Security Agreement (entered into in connection with the Prior Forbearance Agreement) and the Global Guaranty Agreement (entered into in connection with the Prior Forbearance Agreement).  (The terms of the Global Guaranty Agreement and the Global Security Agreement were described in, and attached as exhibits to, the Company’s Current Report on Form 8-K, filed with the SEC on August 17, 2009.  For a more complete description of these agreements, please see that filing.)

Warrant to Purchase Common Stock

Finally, the Company agreed to issue a new warrant (the “Warrant”) to purchase up to 25,000,000 shares of the Company’s common stock.  The exercise price of the Warrant is $0.02 per share, subject to adjustment as described in the Warrant, and includes a cashless exercise provision.  The Warrant expires on December 31, 2015.

As noted above, the foregoing summaries of the terms and conditions of the Forbearance Agreement, the Guaranty Agreement, the Pledge Agreement, the Ratification and Joinder, and the Warrant do not purport to be complete, and are qualified in their entirety by reference to the full text of the agreements attached as exhibits hereto, and which are incorporated herein by reference.

Item 7.01.                        Regulation FD Disclosure.

On January 28, 2011, the Company issued a press release announcing the agreement. The press release is attached hereto as Exhibit 99.2 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.                        Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Forbearance Agreement
	99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CirTran Corporation

Date: January 28, 2011	By: /s/ Iehab J. Hawatmeh
Iehab J. Hawatmeh, President